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                                                                Exhibit 3.1 (AR)

                            ARTICLES OF INCORPORATION

                                       OF

                                 FLOWERNET, INC.

      The undersigned subscriber to these Articles of Incorporation, a natural person competent to contract, hereby forms a corporation under the laws of the State of Florida.

                                ARTICLE I. NAME

      The name of the corporation shall be:

                                 FLOWERNET, INC.

      The principal place of business of this corporation shall be 1434 Brickell Avenue, Miami, Florida 33131.

                         ARTICLE II. NATURE OF BUSINESS

      This corporation may engage or transact in any or all lawful activities or business permitted under the laws of the United States, the State of Florida or any other state, country, territory or nation.

                           ARTICLE III. CAPITAL STOCK

         The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is 1,000 shares of common stock having $1 per value per share.

                              ARTICLE IV. ADDRESS

      The street address of the initial registered office of the corporation shall be 502 East Park Avenue, Tallahassee, Florida 32301, and the name of the initial registered agent of the corporation at that address is Corporation Information Services, Inc.
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                          ARTICLE V. TERM OF EXISTENCE

      This corporation is to exist perpetually.

                              ARTICLE VI. OFFICERS

      The names and addresses of the initial officers of the corporation who shall hold office for the first year of the corporation, or until their successors are elected or appointed are:

      George S. Malavenda               1434 Brickell Avenue
      Pres.                             Miami, Florida 33131

      Richard Unanoe                    Same
      Sec./Treas.

                             ARTICLE VII. DIRECTORS

      This corporation shall have no Directors, initially. The affairs of the Corporation will be managed by the shareholders until such time Directors are designated as provided by the ByLaws.

                           ARTICLE VIII. INCORPORATOR

      The name and street address of the incorporator to these Articles of Incorporation is:

      Corporation Information Services, Inc.
      502 East Park Avenue
      Tallahassee, Florida 32301

      IN WITNESS WHEREOF, the undersigned authorized agent of Corporation Information Services, Inc. has hereunto set her hand and seal of Corporation Information Services, Inc. on this 11th day of September, 1987.

                                        Corporation Information Services, Inc.


                                        By:      /s/ Gail Shelby
                                            ------------------------------------
                                                       Gail Shelby

                                       2
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STATE OF FLORIDA

COUNTY OF LEON

      The foregoing instrument was acknowledged before me this 11th day of September, 1987 by Gail Shelby.

      /s/
-------------------------------------------
Notary Public, State of Florida at Large

My Commission Expires:
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